UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 23, 2004

BROWN JORDAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-25246	63-1127982

(Commission File Number)	(IRS Employer Identification No.)

1801 North Andrews Avenue, Pompano Beach, Florida	33069

(Address of Principal Executive Offices)	(Zip Code)

(954) 960-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
Letter from Ernst & Young LLP

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

     Effective November 23, 2004, Brown Jordan International, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent certified public accountants. The decision was approved by the Audit Committee of the Board of Directors of the Company.

     The report of E&Y on the Company’s financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for the change in the Company’s method of accounting for goodwill that was adopted effective January 1, 2002.

     During the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim period preceding E&Y’s dismissal, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

     During the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim period preceding E&Y’s dismissal, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided E&Y a copy of the disclosures in this Form 8-K and has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not E&Y agrees with the Company’s statements in this Item 4.01. A copy of the letter dated November 30, 2004 furnished by E&Y in response to that request is filed as Exhibit 16.1 to this Form 8-K.

     The Company expects to engage a new firm to be its independent certified public accountants as soon as such new firm officially approves the engagement.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed with this report:

Exhibit 16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated November 30, 2004

SIGNATURES

     The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN JORDAN INTERNATIONAL, INC.
Date: November 30, 2004	By:	/s/ Vincent A. Tortorici, Jr.
Vincent A. Tortorici, Jr.,
Chief Accounting Officer